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                                                                      EXHIBIT 13
                                                                      ----------
                                   AGREEMENT

     This Agreement is entered into by and among British Gas Holdings, Inc., a Delaware corporation ("BG"), Chevron U.S.A. Inc., a Pennsylvania corporation ("Chevron"), and NOVA Gas Services (U.S.) Inc., a Delaware corporation ("NOVA"), as of June 1, 1997.

     WHEREAS, BG, Chevron and NOVA are parties to that certain Stockholders Agreement, dated May 22, 1996 (the "Stockholders Agreement"), regarding the stock of NGC Corporation, a Delaware corporation ("NGC");

     WHEREAS, Section 3.6(b) of the Stockholders Agreement sets forth certain requirements regarding the acquisition of additional shares of NGC common stock by BG, Chevron and NOVA; and

     WHEREAS, that certain NGC Corporation Senior Management Share Sale Plan, effective as of January 1, 1997, sets forth a mechanism for the sale of shares of the common stock of NGC by certain shareholders to BG, Chevron and NOVA (the "Plan").

     NOW THEREFORE, in consideration of the mutual covenants and obligations set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. With respect to any purchases of common stock of NGC made pursuant to the Plan, the requirements of Section 3.6(b) of the Stockholders Agreement are deemed to have been satisfied.

     2. This agreement shall be effective as of the date hereof, and shall terminate upon the termination of the Plan.

     3. The terms and conditions shall inure to the benefit of and be binding upon the parties and their permitted assigns.

     4. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              BRITISH GAS HOLDINGS, INC.

                              By: /s/ P.N. Woollacott
                                 --------------------------------
                              Name: P.N. Woollacott
                                   ------------------------------
                              Title: Authorized Signatory
                                    -----------------------------

                              CHEVRON U.S.A. INC.

                              By: /s/ P.J. Robertson
                                 --------------------------------
                              Name: P.J. Robertson
                                   ------------------------------
                              Title: President
                                    -----------------------------

                              NOVA GAS SERVICES (U.S.) INC.

                              By: /s/ Richard Milner
                                 --------------------------------
                              Name: Richard Milner
                                   ------------------------------
                              Title: Director
                                    -----------------------------